Exhibit 99.1
News

FOR IMMEDIATE RELEASE
Media Contact Information:	Investor Contact Information:
Ron O’Brien	Ken Apicerno
Phone: 781-622-1242	Phone: 781-622-1294
E-mail: ron.obrien@thermofisher.com	E-mail: ken.apicerno@thermofisher.com
Website: www.thermofisher.com
Thermo Fisher Scientific Announces Final Purchase Price
for Cash Tender Offer for Convertible Notes
WALTHAM, Mass. (December 17, 2009) — Thermo Fisher Scientific Inc. (NYSE: TMO) announced today that it has determined the final purchase price offered by the company pursuant to its previously announced tender offer (the “Offer”) to purchase for cash any and all of its outstanding 2.50% Convertible Senior Notes due 2023 (the “Convertible Notes”).
The final purchase price per $1,000 principal amount of Convertible Notes is $2,072.4743. In addition, holders will receive, in respect of their Convertible Notes that are accepted for purchase, accrued and unpaid interest on such Convertible Notes to, but excluding, the settlement date of the Offer. All amounts payable pursuant to the Offer will be rounded to the nearest cent.
The final purchase price was determined in accordance with the pricing formula described in the company’s Offer to Purchase, dated November 13, 2009 (the “Offer to Purchase”). The final purchase price is equal to the sum of (i) the final Average VWAP (as defined below) of $47.8431 multiplied by 42.1372 (which is the number of shares of the company’s common stock currently issuable upon conversion of $1,000 principal amount of Convertible Notes) plus (ii) a fixed cash amount of $56.50.
“Average VWAP” is the arithmetic average of the “Daily VWAP” on each trading day during the period of 21 consecutive trading days ending on December 17, 2009. The Daily VWAP for any trading day during the 21-day averaging period means the per share volume-weighted average price of the company’s common stock on the New York Stock Exchange, as displayed under the heading “Bloomberg VWAP” on Bloomberg page TMO.N <Equity> AQR, in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session of the New York Stock Exchange on such trading day. The Daily VWAP for each trading day during the 21-day averaging period was determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
The Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (the “Letter of Transmittal”). The Offer will expire at 12:00 midnight, New York City time, at the end of Thursday, December 17, 2009, unless it is extended or earlier terminated by the company.
The terms and conditions of the Offer appear in the Offer to Purchase and the Letter of Transmittal, both of which have been distributed to all holders of the Convertible Notes. The Offer is not subject to any minimum tender or financing condition. However, the Offer is subject to certain other conditions, as more fully described in the Offer to Purchase. The company expressly reserves the right to waive these conditions in whole or in part at any or at various times in its sole discretion.
Goldman, Sachs & Co. is acting as the dealer manager for the Offer. Global Bondholder Services Corporation is acting as the depositary for the Offer and as the information agent for the Offer. Questions regarding the Offer may be directed to Goldman, Sachs & Co. by phone at (800) 828-3182 (toll free) or (212) 902-5183 (collect). Requests for copies of the Offer to Purchase and the Letter of Transmittal may be directed to Global Bondholder Services Corporation by phone at (866) 540-1500 (toll free) or (212) 430-3774 (collect) or in writing at 65 Broadway, Suite 723, New York, New York 10006.
None of the company, its management or board of directors, the dealer manager, the depositary or the information agent makes any recommendation to any holder of Convertible Notes as to whether to tender any Convertible Notes. None of the company, its management or board of directors, the dealer manager, the depositary or the information agent has authorized any person to give any information or to make any representation in connection with the Offer other than the information and representations contained in the Offer to Purchase or in the Letter of Transmittal. If anyone makes any recommendation or representation or gives any such information, you should not rely upon that recommendation, representation or information as having been authorized by the company, the dealer manager, the depositary or the information agent.
This press release shall not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities. The Offer may be made only pursuant to the terms and conditions of the Offer to Purchase, the Letter of Transmittal and the other related Offer materials. An issuer tender offer statement on Schedule TO, including the Offer to Purchase and the Letter of Transmittal, describing the Offer has been filed with the Securities and Exchange Commission. Holders of the Convertible Notes are encouraged to read the Schedule TO and its exhibits carefully before making any decision with respect to the Offer because it contains important information. The Schedule TO, the Offer to Purchase, the Letter of Transmittal and other related Offer materials are available free of charge at the Website of the Securities and Exchange Commission at www.sec.gov. In addition, the company will provide copies of the Schedule TO and related Offer materials upon request free of charge to holders of the Convertible Notes.
About Thermo Fisher Scientific
Thermo Fisher Scientific Inc. (NYSE: TMO) is the world leader in serving science, enabling our customers to make the world healthier, cleaner and safer. With 2008 revenues of $10.5 billion, we have approximately 34,000 employees and serve over 350,000 customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as environmental and industrial process control settings. Serving customers through two premier brands, Thermo Scientific and Fisher Scientific, we help solve analytical challenges from routine testing to complex research and discovery. Thermo Scientific offers customers a complete range of high-end analytical instruments as well as laboratory equipment, software, services, consumables and reagents to enable integrated laboratory workflow solutions. Fisher Scientific provides a complete portfolio of laboratory equipment, chemicals, supplies and services used in healthcare, scientific research, safety and education. Together, we offer the most convenient purchasing options to customers and continuously advance our technologies to accelerate the pace of scientific discovery, enhance value for customers and fuel growth for shareholders and employees alike.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company’s Quarterly Report on Form 10-Q for the period ended September 26, 2009, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: competition and its effect on pricing, spending, third-party relationships and revenues; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; general worldwide economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; the effect of laws and regulations governing government contracts; the effect of competing with certain of our customers and suppliers; and the effect of rapid changes in the healthcare industry. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.
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